UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 10, 2015

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1720 South Bellaire Street, Suite 325
Denver, Colorado		80222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		Phone: (800) 420-4866

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS

On December 4, 2015, CannaSys, Inc. purchased 10.83 common units (1.083% of the outstanding common limited liability company units) from Duby, LLC, a Colorado limited liability company (“Duby”), for the purchase price of $32,500 under the terms of a Subscription Agreement dated as of December 2, 2015. Duby provides a viral social-networking platform for the regulated hemp and cannabis businesses with in-depth, accurate, and real-time data in the cannabis industry worldwide, with the ability to analyze and report on industry trends on a macro and micro level for industry leaders and businesses in subcategories. CannaSys purchased the interest in Duby as part of ongoing negotiations for joint marketing and promotion of their respective products.

ITEM 8.01—OTHER EVENTS

On December 10, 2015, CannaSys issued a press release, a copy of which is filed as Exhibit 99.01 hereto.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 99	Miscellaneous
99.01	Press release dated December 10, 2015	Attached

*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: December 10, 2015	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer
and Chief Financial Officer